Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(476,390)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(568,870)
Dividend Income	63,914
Interest Income	201,218
ETF Transaction Fees	700
Total Income (Loss)	$(779,428)

Expenses
General Partner Management Fees	$41,857
Professional Fees	4,120
Brokerage Commissions	859
Directors' Fees and insurance	3,741
License fees	1,046
Total Expenses	$51,623
Net Income (Loss)	$(831,051)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/23	$83,308,332
Additions (100,000 Shares)	3,459,599
Withdrawals (100,000 Shares)	(3,507,621)
Net Income (Loss)	(831,051)

Net Asset Value End of Month	$82,429,259
Net Asset Value Per Share (2,350,000 Shares)	$35.08

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596